SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2012

HIGHLANDS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

West Virginia	0-16761	55-0650793
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization		Identification No.)

P.O. Box 929
Petersburg, WV	26847
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 257-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

_____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02	Departure of Directors or Certain Officers, Appointment of Certain Others, Compensatory Arrangements of Certain Officers

Effective May 7, 2012, C.E. Porter will retire from his positions as Director, President, and Chief Executive Officer of the Company.

The Company is grateful to Mr. Porter for his dedicated service as a board member and his commitment of time and talent on behalf of the Company.

To fill Mr. Porter’s board position, the Company will recommend for consideration Mr. Donald J. Baker Jr. as a new class B director to begin a three-year term upon election at the annual meeting of shareholders scheduled for May 8, 2012.

Mr. Baker, age 62, is the owner of Baker Insurance Services in Moorefield WV. He has been a director of the Company’s subsidiary, The Grant County Bank, since 2002. In addition to Mr. Baker’s experience as a business owner and board member, he has been very devoted to community service and is a life-long member of the Moorefield Presbyterian Church.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

/s/Jeffrey B. Reedy
Jeffrey B. Reedy, Chief Financial Officer

February 13, 2012